UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2016

Momenta Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50797	04-3561634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 491-9700

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2016, Momenta Pharmaceuticals, Inc. (“Momenta”) entered into a Sublease (the “Sublease”) with Biogen MA Inc. (“Biogen”), pursuant to which Momenta will sublease approximately 79,683 square feet of office and laboratory space on the fifth floor of 301 Binney Street, Cambridge, Massachusetts (the “Premises”). Biogen leases the Premises from BMR-Rogers Street LLC (“BMR”) pursuant to a Lease, dated as of March 31, 2015, as amended (the “Prime Lease”).

The term of the Sublease will commence on January 1, 2018, and will expire on June 29, 2025, unless terminated earlier in accordance with the terms of the Sublease (the “Term”).

From January 1, 2018, through December 31, 2018, Momenta is obligated to pay a monthly base rent of $504,659, or $76.00 per square foot. Momenta’s monthly base rent will increase by approximately 3% of the then-current monthly base rent on each of January 1, 2019, and January 1, 2020. Thereafter, Momenta’s monthly base rent will increase by approximately 1.85% of the then-current monthly base rent on January 1 of each of the remaining years of the Term. In addition, Momenta is obligated to pay certain costs and expenses payable by Biogen under the Prime Lease. Simultaneous with the execution of the Sublease, Momenta is obligated to deliver to Biogen a security deposit in the form of an irrevocable standby letter of credit in the amount of approximately two months of the monthly base rent at the average rate per square foot over the Term.

The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to the text of the Sublease, which will be filed as an exhibit to Momenta’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016.

As previously disclosed, Momenta is currently party to a Lease with BMR, dated as of February 5, 2013, as amended, for office and laboratory space located in 320 Bent Street, Cambridge, Massachusetts, which is unrelated to the Sublease.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “expect,” “will,” and other similar words or expressions, or the negative of these words or similar words or expressions. These forward-looking statements are only predictions and involve known and unknown risk and uncertainties, many of which are beyond Momenta’s control. Statements in this Current Report on Form 8-K regarding Momenta that are forward-looking, including statements regarding the Term, the amounts due under the Sublease, and the filing of the Sublease with Momenta’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Momenta’s control. Important factors that may cause actual results and other future events to differ materially from current expectations include, among other things, those listed under “Risk Factors” in Momenta’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: September 19, 2016	By:	/s/ Richard P. Shea
Richard P. Shea Chief Financial Officer (Principal Financial Officer)

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